Exhibit 23.3

CONSENT OF INDEPENDENT HEALTH INDUSTRY CONSULTANTS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 of Stoke Therapeutics, Inc. (the “Registration Statement”) and to the use of information from our report dated June 15, 2018, entitled “Dravet Syndrome Global Opportunity Assessment.” We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

HEALTH ADVANCES LLC

/s/ Wyatt Gotbetter
Name:	Wyatt Gotbetter

Title:	Partner

Date:	5/13/2019

Boston, Massachusetts